Exhibit 4.1

EXECUTION VERSION

SECOND AMENDMENT

TO

SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

dated as of October 13, 2015

among

WHITING PETROLEUM CORPORATION,

as Parent Guarantor,

WHITING OIL AND GAS CORPORATION,

as Borrower,

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent,

and

The Lenders Party Hereto

SECOND AMENDMENT TO CREDIT AGREEMENT

This Second Amendment to the Sixth Amended and Restated Credit Agreement (this “Second Amendment”), dated as of October 13, 2015, is among Whiting Oil and Gas Corporation, a Delaware corporation (the “Borrower”), Whiting Petroleum Corporation, a Delaware corporation (the “Parent Guarantor”), each Lender (as defined below) party hereto, and JPMorgan Chase Bank, N.A., as administrative agent for the Lenders (in such capacity, together with its successors and assigns, the “Administrative Agent”).

RECITALS

A. The Borrower, the Parent Guarantor, the Administrative Agent and the banks and other financial institutions from time to time party thereto (together with their respective successors and assigns in such capacity, each a “Lender”) have entered into that certain Sixth Amended and Restated Credit Agreement, dated as of August 27, 2014 (as amended by the First Amendment to Sixth Amended and Restated Credit Agreement, dated as of April 27, 2015, and as may be further amended, restated, modified or supplemented from time to time, the “Credit Agreement”).

B. The Borrower, Administrative Agent and the Required Revolving Lenders desire to redetermine the Borrowing Base as set forth below.

C. The Borrower has requested and the Majority Lenders have agreed to amend certain provisions of the Credit Agreement on the terms and conditions set forth herein.

D. NOW, THEREFORE, to induce the Administrative Agent and the Lenders to enter into this Second Amendment and in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Definitions. Unless otherwise defined in this Second Amendment, each capitalized term used in this Second Amendment has the meaning assigned to such term in the Credit Agreement. Unless otherwise indicated, all section references in this Second Amendment refer to sections of the Credit Agreement.

Section 2. Amendments to Credit Agreement.

2.1 Section 1.1. The following defined terms are hereby amended or added in their entirety to read as follows:

“Consolidated Interest Charges” means, for any period, the consolidated interest expense of the Parent Guarantor and its Consolidated Subsidiaries for such period to the extent paid in cash (net of cash payments received in respect of interest rate hedging transactions under Swap Agreements) minus, to the extent included in such amount, (a) fees, costs and expenses incurred in connection with the consummation of this Agreement, any amendment or other modification hereto from time to time and/or the issuance, incurrence or repayment of any Debt permitted hereunder and (b) any cash interest expense in respect of indebtedness that has been defeased and/or discharged by the deposit of cash and/or cash equivalents in accordance with its terms.

“Debt” means, for any Person, the sum of the following (without duplication): (a) the principal amount of all obligations of such Person for borrowed money or evidenced by bonds, bankers’ acceptances, debentures, notes or other similar instruments; (b) all obligations of such Person (whether contingent or otherwise) in respect of letters of credit, surety or other bonds and similar instruments; (c) obligations of such Person to pay the deferred purchase price of Property or services (other than (i) trade and similar accounts payable that do not constitute “Debt” under any other clause in this definition, (ii) accrued expenses arising in the ordinary course of business and employee compensation and accrued pension costs and other employee benefit and compensation obligations arising in the ordinary course of business, (iii) earn-outs and holdbacks and (iv) customer advances); (d) all obligations under Capital Leases; (e) all obligations under Synthetic Leases; (f) all Debt (as defined in the other clauses of this definition) of others secured by (or for which the holder of such Debt has an existing right, contingent or otherwise to be secured by) a Lien on any Property of such Person, whether or not such Debt has been assumed by such Person, provided that the amount of Debt for purposes of clause (f) shall be an amount equal to the lesser of the unpaid amount of such Debt and the fair market value of the encumbered Property; (g) all Debt (as defined in the other clauses of this definition) of others guaranteed by such Person or in which such Person otherwise assures a creditor against loss of the Debt (howsoever such assurance shall be made) to the extent of the lesser of the amount of such Debt and the maximum stated amount of such guarantee or assurance against loss; (h) all obligations or undertakings of such Person to maintain or cause to be maintained the financial position of others or financial covenants of others or to purchase the Debt of others; (i) obligations to deliver commodities, goods or services, including, without limitation, Hydrocarbons, in consideration of one or more advance payments, other than gas balancing arrangements in the ordinary course of business; (j) any Debt of a partnership for which such Person is liable either by agreement, by operation of law or by a Governmental Requirement but only to the extent of such liability; (k) Disqualified Capital Stock of such Person; and (l) the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment. The Debt of any Person shall include all obligations of such Person of the character described above to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is not included as a liability of such Person under GAAP. For the avoidance of doubt, indebtedness that has been defeased and/or discharged in accordance with its terms (including by the deposit of cash and/or securities for subsequent application to the repayment of such indebtedness), obligations under Swap Agreements and the obligations of the Borrower to make payments of net proceeds from the sale of production of Hydrocarbons pursuant to the net profits interest conveyed to the Trusts pursuant to the Trust Agreements shall not be considered “Debt”.

“Interim Covenant Period” means the period commencing on June 30, 2015 and ending on the earlier of (a) April 1, 2018 and (b) the date upon which all Collateral has been released as the result of the commencement of an Investment Grade Rating Period pursuant to the provisions of Section 12.14 (it being understood that if such Investment Grade Rating Period shall thereafter terminate, then, subject to the immediately preceding clause (a), the Interim Covenant Period shall be reinstated as if such Investment Grade Rating Period had not occurred).

“Interest Expense Ratio” means, as of the last day of each fiscal quarter of the Parent Guarantor, the ratio of (a) EBITDAX for the four consecutive fiscal quarters of the Parent Guarantor ending on the last day of such fiscal quarter to (b) Consolidated Interest Charges for

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the four consecutive fiscal quarters of the Parent Guarantor ending on the last day of such fiscal quarter.

2.2 Amendment to Section 9.01. The following Section 9.01(d) is hereby added immediately after Section 9.01(c) of the Credit Agreement:

(d) Interest Expense Ratio. During an Interim Covenant Period, the Parent Guarantor will not, as of the last day of any fiscal quarter, permit the Interest Expense Ratio to be less than 2.25 to 1.00. During a Regular Covenant Period, this Section 9.01(d) shall not apply.

Section 3. Borrowing Base. On November 1, 2015, the Borrowing Base shall be equal to $4,000,000,000, which Borrowing Base shall remain in effect until the next Scheduled Redetermination Date, the next Interim Redetermination Date or the next adjustment to the Borrowing Base under Section 2.07(e), Section 2.07(f) or Section 9.11, whichever occurs first. Each of the Parent Guarantor and the Borrower, on the one hand, and the Administrative Agent and each of the Lenders party hereto (which constitute the Required Revolving Lenders), on the other hand, agree that the redetermination of the Borrowing Base pursuant to this Section 3 shall constitute the November 1, 2015 Scheduled Redetermination. This Section 3 constitutes (a) notice of the redetermined Borrowing Base in accordance with Section 2.07(d) of the Credit Agreement and (b) acknowledgement by the Required Revolving Lenders that they have approved the redetermined Borrowing Base consistent with each such Lender’s usual and customary oil and gas lending criteria as they currently exist as provided in Section 2.07(c)(iii) of the Credit Agreement. For the avoidance of doubt, the Commitment of each Lender under the Credit Agreement shall remain the same as that in effect immediately prior to the Effective Date.

Section 4. Effectiveness. This Second Amendment shall become effective on the first date on which each of the conditions set forth in this Section 4 is satisfied or waived in accordance with Section 12.02 of the Credit Agreement (the “Effective Date”):

4.1 The Administrative Agent shall have received duly executed counterparts (in such number as may be requested by the Administrative Agent) of this Second Amendment from the Borrower, the Parent Guarantor, the Majority Lenders and the Required Revolving Lenders.

4.2 The Borrower shall have paid all fees and other amounts due and payable on or prior to the Effective Date to the extent invoiced reasonably in advance of the Effective Date, including all reasonable out-of-pocket expenses so invoiced and required to be reimbursed or paid by the Borrower under the Credit Agreement.

4.3 No Default or Event of Default shall have occurred and be continuing as of the date hereof, after giving effect to the terms of this Second Amendment.

The Administrative Agent shall promptly provide written notice to the Borrower and the Lenders of the occurrence of the Effective Date, which notice shall be conclusive and binding.

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Section 5. Governing Law. THIS SECOND AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 6. Miscellaneous.

6.1 Confirmation. The provisions of the Credit Agreement, as amended by this Second Amendment, shall remain in full force and effect following the effectiveness of this Second Amendment.

6.2 References. On and after the effectiveness of this Second Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in each other Loan Document to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended or otherwise modified by this Second Amendment.

6.3 Ratification and Affirmation; Representations and Warranties. Each of the Borrower and the Parent Guarantor hereby (a) acknowledges the terms of this Second Amendment; (b) ratifies and affirms its obligations under, and acknowledges, renews and extends its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect, except as expressly amended or modified hereby, notwithstanding the amendments contained herein; (c) confirms that the Security Instruments and all of the collateral described therein do and shall continue to secure the payment of all the Debt of the Credit Parties under the Loan Documents (subject to, and in accordance with, the terms of the Loan Documents), in each case, as amended by the First Amendment and this Second Amendment; and (d) represents and warrants to the Lenders that as of the date hereof, after giving effect to the terms of this Second Amendment: (i) all of the representations and warranties contained in each Loan Document to which it is a party are true and correct in all material respects (unless already qualified by materiality in which case such applicable representation and warranty shall be true and correct), except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct in all material respects (unless already qualified by materiality in which case such applicable representation and warranty shall be true and correct) as of such specified earlier date and (ii) no Default or Event of Default has occurred and is continuing.

6.4 No Waiver; Loan Document. The execution, delivery and effectiveness of this Second Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents. This Second Amendment shall for all purposes constitute a Loan Document as defined and described in the Credit Agreement and all of the terms and provisions of the Credit Agreement relating to Loan Documents shall apply hereto.

6.5 Counterparts. This Second Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together

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shall be deemed to constitute one and the same instrument. Delivery of this Second Amendment by facsimile or electronic transmission in portable document format (.pdf) shall be effective as delivery of a manually executed counterpart hereof.

6.6 NO ORAL AGREEMENT. THIS SECOND AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH AND THEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR UNWRITTEN ORAL AGREEMENTS OF THE PARTIES. AS OF THE DATE OF THIS SECOND AMENDMENT, THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES.

6.7 Severability. Any provision of this Second Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed by their officers thereunto duly authorized as of the date first above written.

PARENT GUARANTOR:	WHITING PETROLEUM CORPORATION

	By:	/s/ Michael J. Stevens
	Name:	Michael J. Stevens
	Title:	Senior Vice President and Chief
Financial Officer

BORROWER:	WHITING OIL AND GAS CORPORATION

	By:	/s/ Michael J. Stevens
	Name:	Michael J. Stevens
	Title:	Senior Vice President and Chief
Financial Officer

Signature Page

WHITING OIL AND GAS CORPORATION – Second Amendment

JPMORGAN CHASE BANK, N.A., as Administrative Agent and Lender

By:	/s/ David Morris
Name:	David Morris
Title:	Authorized Officer

Signature Page

WHITING OIL AND GAS CORPORATION – Second Amendment

WELLS FARGO BANK, N.A., as a Lender

By:	/s/ Sarah Thomas
Name:	Sarah Thomas
Title:	Vice President

Signature Page

WHITING OIL AND GAS CORPORATION – Second Amendment

BANK OF AMERICA, N.A., as Lender

By:	/s/ Ronald E. McKaig
Name:	Ronald E. McKaig
Title:	Managing Director

Signature Page

WHITING OIL AND GAS CORPORATION – Second Amendment

COMPASS BANK, as Lender

By:	/s/ Rhianna Disch
Name:	Rhianna Disch
Title:	Vice President

Signature Page

WHITING OIL AND GAS CORPORATION – Second Amendment

U.S. BANK NATIONAL ASSOCIATION, as Lender

By:	/s/ Tara McLean
Name:	Tara McLean
Title:	Vice President

Signature Page

WHITING OIL AND GAS CORPORATION – Second Amendment

[SUNTRUST BANK], as Lender

By:	/s/ Yann Pirio
Name:	Yann Pirio
Title:	Managing Director

Signature Page

WHITING OIL AND GAS CORPORATION – Second Amendment

CAPITAL ONE, NATIONAL ASSOCIATION, as Lender

By:	/s/ Christopher Kuna
Name:	Christopher Kuna
Title:	Vice President

Signature Page

WHITING OIL AND GAS CORPORATION – Second Amendment

ROYAL BANK OF CANADA, as Lender

By:	/s/ Don J. McKinnerney
Name:	Don J. McKinnerney
Title:	Authorized Signatory

Signature Page

WHITING OIL AND GAS CORPORATION – Second Amendment

CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK BRANCH, as Lender

By:	/s/ Daria Mahoney
Name:	Daria Mahoney
Title:	Authorized Signatory

By:	/s/ William M. Reid
Name:	William M. Reid
Title:	Authorized Signatory

Signature Page

WHITING OIL AND GAS CORPORATION – Second Amendment

MUFG UNION BANK, N.A., as Lender

By:	/s/ Brian Hawk
Name:	Brian Hawk
Title:	Vice President

Signature Page

WHITING OIL AND GAS CORPORATION – Second Amendment

CITIBANK, N.A., as Lender

By:	/s/ Cliff Vaz
Name:	Cliff Vaz
Title:	Vice President

Signature Page

WHITING OIL AND GAS CORPORATION – Second Amendment

ING CAPITAL LLC, as Lender

By:	/s/ Scott Lamoreaux
Name:	Scott Lamoreaux
Title:	Director

By:	/s/ Josh Strong
Name:	Josh Strong
Title:	Director

Signature Page

WHITING OIL AND GAS CORPORATION – Second Amendment

SANTANDER BANK, N.A., as Lender

By:	/s/ Aidan Lanigan
Name:	Aidan Lanigan
Title:	Senior Vice President

By:	/s/ Puiki Lok
Name:	Puiki Lok
Title:	Vice President

Signature Page

WHITING OIL AND GAS CORPORATION – Second Amendment

ABN AMRO CAPITAL USA LLC, as Lender

By:	/s/ Darrell Holley
Name:	Darrell Holley
Title:	Managing Director

By:	/s/ David Montgomery
Name:	David Montgomery
Title:	Executive Director

Signature Page

WHITING OIL AND GAS CORPORATION – Second Amendment

KEYBANK NATIONAL ASSOCIATION, as Lender

By:	/s/ Lisa A. Ryder
Name:	Lisa A. Ryder
Title:	Vice President

Signature Page

WHITING OIL AND GAS CORPORATION – Second Amendment

BANK OF NOVA SCOTIA, as Lender

By:	/s/ Alan Director
Name:	Alan Director
Title:	Director

Signature Page

WHITING OIL AND GAS CORPORATION – Second Amendment

NATIXIS, NEW YORK BRANCH, as Lender

By:	/s/ Stuart Murray
Name:	Stuart Murray
Title:	Managing Director

By:	/s/ Mary Lou Allen
Name:	Mary Lou Allen
Title:	Director

Signature Page

WHITING OIL AND GAS CORPORATION – Second Amendment

REGIONS BANK, as Lender

By:	/s/ Kelly L. Elmore III
Name:	Kelly L. Elmore III
Title:	Senior Vice President

Signature Page

WHITING OIL AND GAS CORPORATION – Second Amendment

FIFTH THIRD BANK, as Lender

By:	/s/ Jonathan H. Lee
Name:	Jonathan H. Lee
Title:	Director

Signature Page

WHITING OIL AND GAS CORPORATION – Second Amendment

BRANCH BANKING AND TRUST COMPANY, as Lender

By:	/s/ Ryan K. Michael
Name:	Ryan K. Michael
Title:	Senior Vice President

Signature Page

WHITING OIL AND GAS CORPORATION – Second Amendment

BNP PARIBAS, as Lender

By:	/s/ Ann Rhoads
Name:	Ann Rhoads
Title:	Managing Director

By:	/s/ Sriram Chandrasekaran
Name:	Sriram Chandrasekaran
Title:	Director

Signature Page

WHITING OIL AND GAS CORPORATION – Second Amendment

SUMITOMO MITSUI BANKING CORP, as Lender

By:	/s/ Katsuyuki Kubo
Name:	Katsuyuki Kubo
Title:	Managing Director

Signature Page

WHITING OIL AND GAS CORPORATION – Second Amendment

HSBC BANK USA, NATIONAL ASSOCIATION, as Lender

By:	/s/ James Kaiser
Name:	James Kaiser
Title:	Managing Director

Signature Page

WHITING OIL AND GAS CORPORATION – Second Amendment

COMERICA BANK, as Lender

By:	/s/ Garrett R. Merrell
Name:	Garrett R. Merrell
Title:	Relationship Manager

Signature Page

WHITING OIL AND GAS CORPORATION – Second Amendment

BOKF, N.A. D/B/A BANK OF OKLAHOMA, as Lender

By:	/s/ Benjamin H. Adler
Name:	Benjamin H. Adler
Title:	Vice President

Signature Page

WHITING OIL AND GAS CORPORATION – Second Amendment

RAYMOND JAMES BANK, N.A., as Lender

By:	/s/ Scott G. Axelrod
Name:	Scott G. Axelrod
Title:	Senior Vice President

Signature Page

WHITING OIL AND GAS CORPORATION – Second Amendment

MORGAN STANLEY BANK, N.A., as Lender

By:	/s/ Dmitriy Barskiy
Name:	Dmitriy Barskiy
Title:	Authorized Signatory

Signature Page

WHITING OIL AND GAS CORPORATION – Second Amendment